Exhibit 10.1

AMENDMENT NO. 2 TO Capital on Demand™ SALES AGREEMENT

January 25, 2019

JonesTrading Institutional Services LLC

757 Third Avenue, 23rd Floor

New York, NY 10017

Ladies and Gentlemen:

ARCA biopharma, Inc., a Delaware corporation (the “Company”), and JonesTrading Institutional Services LLC (the “Agent”), are parties to that certain Capital on Demand™ Sales Agreement dated January 11, 2017, as amended on August 21, 2017 (together, the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.  The parties, intending to be legally bound, hereby amend the Original Agreement pursuant to the terms of this amendment No. 2 to the Original Agreement (this “Amendment No. 2”) as follows:

1.The first and second paragraphs of Section 1 of the Original Agreement are hereby deleted in their entirety and replaced with the following:

“Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agent, as sales agent or principal, shares (the “Placement Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”) having an aggregate offering price of up to $12,742,739, provided, however, that in no event shall the Company issue or sell through Agent such number of Placement Shares that (a) exceeds the number or dollar amount of shares of Common Stock that may be sold pursuant to the Registration Statement (as defined below), or (b) exceeds the number of authorized but unissued shares of Common Stock of the Company (the “Maximum Amount”). Pursuant to this Agreement, shares of our common stock were previously sold for $10,083,445 in aggregate gross proceeds under a separate prospectus and prospectus supplement. Under this Agreement, as amended by Amendment No. 1 to Capital on Demand™ Sales Agreement, dated August 21, 2017, and as further amended by Amendment No. 2 to Capital on Demand™ Sales Agreement, dated January 25, 2019, the Company, through the Agent, may offer and sell further shares of common stock having an aggregate offering price of up to $2,659,294 pursuant to the Prospectus (as defined below).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and at no earlier time than such time as the Registration Statement shall

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have been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Placement Shares.

As of the date hereof, the Company has filed Form S-3 (333-217459) (the “Current Registration Statement”), or will file a registration statement on Form S-3, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission, including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”).  The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares.  Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any securities registered pursuant the Current Registration Statement, including any Placement Shares, as a result of the end of the three-year period described in Rule 415(a)(5) of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with any then issued Issuer Free Writing Prospectus (defined below), is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.”

2.Section 3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Sale of Placement Shares by Agent. Subject to the provisions of Section 5(a), the

Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market LLC (the “Exchange”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations.”

3.Section 5(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.”

4.Section 6(s) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Market Capitalization.  The aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company)  (the “Non-Affiliate Shares”), was equal to $7,499,629 million  (calculated by multiplying (x) the highest price at which the common equity of the Company closed on the Exchange within 60 days of the date of Amendment No. 2 to Capital on Demand™ Sales Agreement times (y) the number of Non-Affiliate Shares).  The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.”

5.Section 8 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in such number as the Agent shall reasonably deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the reasonable and documented out-of-pocket expenses of Agent, including reasonable and documented fees and disbursements of counsel to the Agent, (v) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus (defined below) and the Prospectus and any amendments or supplements thereto in such number as the Agent shall deem reasonably necessary, (vi) the preparation, printing and delivery to the Agent of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, in such number as the Agent shall deem reasonably necessary, (vii) the documented fees and expenses of the transfer agent and registrar for the Common Stock, (viii) the reasonable and documented fees and expenses incident to any review by FINRA of the terms of the sale of the Placement Shares, including fees and expenses of counsel to the Agent, and (ix) the documented fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange. Notwithstanding the foregoing, in no event shall the amount of expenses reimbursed to Agent hereunder exceed $65,000, further the parties hereto agree that, as of the effective date of Amendment No. 2 to Capital on Demand™ Sales Agreement, the Company has reimbursed $38,000 of such expenses to Agent.”

6.Section 13 is hereby amended to replace the notice party information of JonesTrading Institutional Services LLC and Duane Morris, LLP as follows:

“JonesTrading Institutional Services LLC

900 Island Park Drive, Suite 160

Daniel Island, SC 29492

Attn: Burke Cook

And

Duane Morris, LLP

1540 Broadway

New York, NY 10036

Attn:  Dean M. Colucci

Facsimile: (973) 556-1406”

7.All references to “January 11, 2017 (as amended by Amendment No. 1 to Capital on Demand™ Sales Agreement, dated August 21, 2017)” set forth in Schedule I and Exhibit 7(l)

of the Original Agreement are revised to read “January 11, 2017 (as amended by Amendment No. 1 to Capital on Demand™ Sales Agreement, dated August 21, 2017 and as further amended by Amendment No. 2 to Capital on Demand™ Sales Agreement, dated January 25, 2019)”.

8.Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

9.This Amendment No. 2 together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 2; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

10.This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

11.The Company and the Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

12.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

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If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and the Agent.

Very truly yours,

JONESTRADING INSTITUTIONAL SERVICES LLC

By:      _/s/ Burke Cook_____________

Name:  Burke Cook

Title:  General Counsel

ACCEPTED as of the date

first-above written:

ARCA BIOPHARMA, INC.

By:    _/s/ Brian Selby______________

Name:  Brian Selby

Title:  Vice President, Finance

[Signature Page to Amendment No. 2]